EXHIBIT 99.2

                       ILLINOIS CENTRAL RAILROAD COMPANY


                                EXCHANGE OFFER

                               TO HOLDERS OF ITS

                           7.70% DEBENTURES DUE 2096


                         NOTICE OF GUARANTEED DELIVERY


               As set forth in the Prospectus dated December 26, 1996 (the "Prospectus") of Illinois Central Railroad Company (the "Company") under "The Exchange Offer -- How to Tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Company to exchange $125,000,000 in aggregate principal amount of its 7.70% Debentures due 2096 (the "Exchange Debentures") for $125,000,000 in aggregate principal amount of its outstanding 7.70% Debentures due 2096 that were issued and sold on December 17, 1996 in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Debentures"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Debentures are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by facsimile transmission or letter to the Exchange Agent.

              TO: THE CHASE MANHATTAN BANK (the "Exchange Agent")


                            Facsimile Transmission

                                (212) 946-8017

                         Attention: MaryAnn Fitzgerald


                           Confirm by telephone to:

                                (212) 946-3471


                       By Registered or Certified Mail:

                           The Chase Manhattan Bank

                           Attn: MaryAnn Fitzgerald

                                   Box 2020

                           4 Chase Metrotech Center

                           Brooklyn, New York 11245


                                   By Hand:

                           The Chase Manhattan Bank

                           Attn: MaryAnn Fitzgerald

                      1 Chase Manhattan Plaza, Floor 1-B

                          Nassau and Liberty Streets

                           New York, New York 10081


                             By Overnight Courier:

                           The Chase Manhattan Bank

                           Attn: MaryAnn Fitzgerald

                             450 West 33rd Street

                                  15th Floor

                           New York, New York 10001


             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN
            AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO
    A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A
                                VALID DELIVERY.

Ladies and Gentlemen:

               The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Original Debentures set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

               The undersigned understands that no withdrawal of a tender of Original Debentures may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Debentures to be effective, a written note of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

               The undersigned understands that the exchange of Original Debentures for Exchange Debentures pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Original Debentures (or Book-Entry Confirmation of the transfer of such Original Debentures into the Exchange Agent's account at The Depository Trust Company (the "Depositary" or "DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Original Debentures, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by the Depositary to, and received by, the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depositary has received an express acknowledgment from each participant in the Depositary tendering the Original Debentures and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

               All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.


                           PLEASE SIGN AND COMPLETE


Signature(s) of Registered Holder(s)    Date:_________________________________
or Authorized Signatory:____________
____________________________________    Address:______________________________
Name(s) of Registered                   ______________________________________
Holder(s):__________________________    Area Code and Telephone No.:__________
____________________________________    ______________________________________

____________________________________    If Original Debentures will be
                                        delivered by book-entry transfer to
                                        DTC, check the box below:
Principal Amount of Original
Debentures Tendered:________________
____________________________________                    [ ]

Certificate No.(s) of Original
Debentures (if available):__________    DTC Account No.:______________________

The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificate(s) for Original Debentures, or if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Original Debentures, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):______________________________________________________________________
______________________________________________________________________________
Capacity:_____________________________________________________________________
Address(es):__________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                                   GUARANTEE

                   (Not To Be Used For Signature Guarantee)

               The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby (i) guarantees that the Exchange Agent will receive, at its address set forth above, within three New York Stock Exchange trading days after the date hereof, either the certificates representing the Original Debentures tendered hereby in proper form for transfer or timely confirmation of a book-entry transfer of such Original Debentures into the Exchange Agent's account at The Depository Trust Company (pursuant to the procedures set forth in "The Exchange Offer - How to Tender - Book-Entry Transfer" of the Prospectus) together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, (ii) represents that such tender complies with Rule 14e-4 under the Securities Exchange Act of 1934 ("Rule 14e-4"), to the extent that Rule 14e-4 applies to such tender, and (iii) represents that each holder of Original Debentures on whose behalf this tender is being made is deemed to own the Original Debentures being tendered within the meaning of Rule 14e-4.

               The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or Agent's Message, and Original Debentures to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:_________________________________________________________________

Authorized Signature:_________________________________________________________

Title:________________________________________________________________________

Address:______________________________________________________________________

______________________________________________________________________________
                                (Zip Code)

Area Code and Telephone Number:_______________________________________________

Dated:_________________________________

NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.